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   As filed with the Securities and Exchange Commission on February 25, 1997.

                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 --------------


                           COOPER LIFE SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    94-2563513
  ------------------------------            -----------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)

160 BROADWAY, NEW YORK, NEW YORK                                      10038
---------------------------------------                             ----------
(Address of principal executive offices)                            (Zip Code)

     1991 STOCK INCENTIVE PLAN; STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
 ------------------------------------------------------------------------------
                            (Full title of the plan)

        MR. STEVEN ROSENBERG, VICE PRESIDENT, COOPER LIFE SCIENCES, INC.
                     160 BROADWAY, NEW YORK, NEW YORK 10038
 ------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 791-5362
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Harold Schneider, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174



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                         CALCULATION OF REGISTRATION FEE

                                          Proposed      Proposed
                                          Maximum       Maximum
                                          Offering      Aggregate    Amount of
Title of Securities    Amount to          Price Per     Offering     Registra-
to be Registered       be Registered      Share(1)      Price(1)     tion Fee
-------------------    -------------      ---------     --------     ----------
Common Stock, par      325,000 shares       $11.11     $3,610,750    $1,094.17
 value $.10
per share(2)

         (1) Estimated solely for the purposes of calculating the registration fee and based (a) as to the 180,000 and 2,500 shares of common stock, respectively, purchasable upon the exercise of options already granted under the registrant's 1991 Stock Incentive Plan ("Incentive Plan") and Stock Option Plan for Non- Employee Directors ("Director Plan"), upon the average price at which such options may be exercised and (b) as to the remaining shares of common stock issuable upon exercise of options reserved for issuance under the Incentive Plan and the Director Plan, respectively, on the basis of the average of the high and low prices for the common stock as quoted on NASDAQ on February 18, 1997.

         (2) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the Incentive Plan and the Director Plan.



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Item 1.           Plan Information.*

                  Item 2. Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3.           Incorporation of Documents by Reference.

                  The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (1) The registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996;

                  (2) The description of the registrant's common stock, par value $.10 per share (the "Common Stock"), contained in the registrant's Registration Statement filed on Form 8-A as filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

                  (3) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

                  Item 4.           Description of Securities.

                  Not applicable.

                  Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

                  Item 6.           Indemnification of Directors and Officers.

                  Sections 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.




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                  Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

                  Article 10 of the registrant's Restated Certificate of Incorporation, as amended, provides, in substance, that no director shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent such elimination or limitation is prohibited by the Delaware General Corporation Law. In addition, Article 10 of the registrant's Restated Certificate of Incorporation and Section 7 of Article VII of the By-Laws of the registrant provides in substance that, to the fullest extent permitted by Delaware law, Each director and officer shall be indemnified by the registrant against reasonable costs and expenses, including attorneys fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her having been a director or officer of the registrant. The indemnification provided by the registrant's By-Laws and Certificate of Incorporation is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

                  Item 7.           Exemption from Registration Claimed.

                  Not applicable.

                                      II-2



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Item 8.           Exhibits.

Exhibit No.                      Description
-----------                      ------------
         4.1                     1991 Stock Incentive Plan of the registrant
                                 (the "Plan"), incorporated by reference to
                                 Exhibit 10.14 of the registrant's Annual
                                 Report on Form 10-K for the fiscal year
                                 ended October 31, 1991.

         4.2 Stock Option Plan for Non-Employee Directors of the registrant, incorporated by reference to Exhibit 10.15 of the registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1991.

         5                       Opinion of Tenzer Greenblatt LLP

         23.1                    Consent of Grant Thornton LLP

         23.2                    Consent of Tenzer Greenblatt LLP (included in
                                 Exhibit 5)

         24.1 Powers of Attorney (included on Page II-5 of this Registration Statement)

         Item 9.           Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration
Statement:

                           (i)   To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is


                                      II-3



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contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing procedures, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of February, 1997.

                                            COOPER LIFE SCIENCES, INC.
                                        ----------------------------------
                                                    (Registrant)

                                            By: /s/ Steven Rosenberg
                                        ----------------------------------
                                               Steven Rosenberg
                                               Vice President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                           Title                             Date
        ---------                           -----                             ----
/s/ Steven Rosenberg                Vice President, Chief                   February  21, 1997
------------------------            Executive Officer, Principal
Steven Rosenberg                    Financial Officer, Principal
                                    Accounting Officer)


/s/ William Cohen                   Director                                February  21, 1997
-----------------------
William Cohen


/s/ Moses Marx                      Director                                February  21, 1997
------------------------
Moses Marx


/s/ Randolph B. Stockwell           Director                                February  21, 1997
-------------------------
Randolph B. Stockwell





                                      II-5



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                                  Exhibit Index

Exhibit No.            Description                                      Page
-----------            -----------                                      ----

      4.1 1991 Stock Incentive Plan of the registrant (the "Plan"), incorporated by reference to Exhibit 10.14 of the regis-trant's Annual Report on Form 10-K for the fiscal year ended October 31, 1991.

      4.2 Stock Option Plan for Non-Employee Directors of the registrant, incorporated by reference to Exhibit
                       10.15 of the registrant's Annual Report
                       on Form 10-K for the fiscal year ended
                       October 31, 1991.

      5                Opinion of Tenzer Greenblatt LLP

      23.1             Consent of Grant Thornton LLP

      23.2             Consent of Tenzer Greenblatt LLP
                       (included in Exhibit 5)

      24.1             Powers of Attorney (included on Page
                       II-5 of this Registration Statement)


                                      II-6


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